GENERAL EMPLOYMENT ENTERPRISES, INC.

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



To the Shareholders of

GENERAL EMPLOYMENT ENTERPRISES, INC.:

     You are cordially invited to attend the Annual Meeting of Shareholders of General Employment Enterprises, Inc. which will be held in the Lane Room of the Hilton Suites Hotel, 10 Drury Lane, in Oakbrook Terrace, Illinois 60181, on Wednesday, February 28, 2001, at 10:00 a.m., local time, for the following purposes:

     1.   To elect six directors of the Company;

     2. To act upon such other matters as may properly be brought before the meeting.

Shareholders of record at the close of business on January 2, 2001 will be entitled to vote at the meeting.

                                   By Order of the Board of
                                   Directors

                                   Nancy C. Frohnmaier
                                   Secretary





Oakbrook Terrace, Illinois
January 26, 2001


                     YOUR VOTE IS IMPORTANT

Even if you plan to attend the Annual Meeting, you are urged to sign, date and promptly return your proxy in the postage paid envelope that is enclosed, so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.





              GENERAL EMPLOYMENT ENTERPRISES, INC.
                     Oakbrook Terrace Tower
                   One Tower Lane, Suite 2100
                Oakbrook Terrace, Illinois  60181



                         PROXY STATEMENT
               For Annual Meeting of Shareholders



  This statement and the accompanying proxy card, which are first being sent to shareholders on approximately January 26, 2001, are being furnished in connection with a solicitation of proxies by the Board of Directors of General Employment Enterprises, Inc. (the "Company"), an Illinois corporation, to be voted at the Annual Meeting of Shareholders to be held on Wednesday, February 28, 2001, at 10:00 a.m., local time, in the Lane Room of the Hilton Suites Hotel, 10 Drury Lane, in Oakbrook Terrace, Illinois 60181.

  The only voting securities of the Company entitled to be voted at the Annual Meeting are the shares of Common Stock, of which there were 5,086,656 outstanding on January 2, 2001, the record date for the Annual Meeting. Shareholders are entitled to one vote for each share held except that, in elections for directors, each shareholder has cumulative voting rights. When voting cumulatively, each shareholder has the number of votes equal to the number of directors to be elected (six) multiplied by the number of his or her shares. Such number of votes may be divided equally among all nominees, may be cumulated for one nominee, or may be distributed on any basis among as many nominees as is desired.

  Each proxy that is properly signed and received before the Annual Meeting will, unless such proxy has been revoked, be voted in accordance with the instructions on such proxy. If no instruction is indicated on the proxy card, the shares will be voted for election of the six nominees for director listed in this proxy statement. Proxies given may be revoked at any time before the voting thereof by delivering to the Company a written statement revoking the proxy or a subsequently dated proxy, or by attending the meeting and voting in person.

  A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the total outstanding shares of Common Stock of the Company, represented in person or by proxy, will constitute a quorum for purposes of the meeting.
Abstentions or broker non-votes will be treated as shares of Common Stock that are present for purposes of determining the presence of a quorum. The six nominees for director receiving the highest number of votes cast will be elected directors of the Company; abstentions and broker non-votes will have no effect on the vote for the election of directors. "Broker non-votes" refers to a broker or other nominee holding shares for a beneficial owner not voting on a proposal because the broker or other nominee does not have discretionary voting power regarding that item and has not received instructions from the beneficial owner.


ELECTION OF DIRECTORS

  The Company's Board of Directors is currently comprised of seven directors. One of the current directors, Walter T. Kerwin, Jr., is retiring as a director of the Company effective with the end of his term on February 27, 2001. At such time, the number of directors constituting the entire Board of Directors shall be reduced to six. Therefore, six directors are to be elected at the Annual Meeting, to serve until the 2002 Annual Meeting of Shareholders, or until their successors are elected and qualified. Proxies will be voted, unless otherwise indicated, for the election of the nominees named below. If necessary to elect the nominees named below, proxies will be voted cumulatively.


Nominees

  The following information is furnished with respect to each nominee for election as a director:

                          Name and Age of Director Nominees, Their
                          Primary Occupation and Other Information

                PHOTO     HERBERT F. IMHOFF, age 74 -
                          Chairman of the Board of the
                          Company since 1968; Director of the
                          Company since 1967; named Chief
                          Executive Officer in February 1997;
                          served as President from 1964 until
                          1997.  Mr. Imhoff is the father of
                          Herbert F. Imhoff, Jr.

                PHOTO     HERBERT F. IMHOFF, JR., age 51 -
                          Director of the Company since
                          1986; named President and Chief
                          Operating Officer in February 1997 and
                          had previously been Executive Vice
                          President since 1986; has served as
                          the Company's general counsel since
                          1982.  Mr. Imhoff, Jr. is the son of
                          Herbert F. Imhoff.

                PHOTO     SHELDON BROTTMAN, age 66 -
                          Director of the Company since
                          1991; is an attorney, and for more
                          than ten years, has operated a real
                          estate management and development
                          business.  Until December 1997, he was
                          President and CEO of Jemm Wholesale
                          Meat Co., Chicago, IL.

                PHOTO     DELAIN G. DANEHEY, age 66 -
                          Director of the Company since
                          1995; formerly with the auditing firm
                          of Ernst & Young LLP for 31 years, and
                          was a partner when he retired from the
                          firm in 1991.

                PHOTO     DENNIS W. BAKER, age 54 -
                          Treasurer of CF Industries, Long
                          Grove, IL, a chemical manufacturing
                          company, where he has been employed
                          for more than ten years in various
                          financial capacities.  Mr. Baker
                          joined the Company's Board in November
                          2000.

                PHOTO     JOSEPH F. LIZZADRO, age 66 -
                          Chairman of L&H Company, Oak
                          Brook, IL, an electrical contracting
                          firm, since 1963.  Mr. Lizzadro also
                          serves as a director of Harris Bank,
                          Oakbrook Terrace, IL.  He joined the
                          Company's Board in November 2000.


  All of the foregoing nominees are currently serving as directors of the Company and all, with the exception of Mr. Baker and Mr. Lizzadro, were elected by the shareholders at the last
Annual Meeting. Each of the above-named nominees has agreed to serve if elected.


Retiring Director

  WALTER T. KERWIN, JR., age 82,is a former Vice Chief of Staff of the U.S. Army. He has served as a consultant to the Army, the Department of Defense and private industry since 1978. He has been a member of the Company's Board since 1984 and will serve until the expiration of his term on February 27, 2001.


Information Concerning the Board of Directors and its Committees

  The Board of Directors meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board held eight meetings during the last fiscal year. No director of the Company attended fewer than 75% of the total meetings of the Board and Committee meetings on which such Board members served during this period.

Executive Committee
  The Board of Directors has an Executive Committee consisting of the Board of Directors as a whole, and meetings of the committee may be called or requested by the chairman of the board, the president, or a majority of the directors. The Executive Committee is authorized to act upon all matters requiring Board approval except the declaration of dividends, corporate reorganization, and merger and acquisition decisions. As provided in the By-Laws of the Company, a majority of the directors constitutes a quorum for the purposes of transacting committee business. No Executive Committee meetings were held in fiscal 2000.

Audit Committee
  The Audit Committee is presently composed of Delain G. Danehey, Chairman; Sheldon Brottman and Walter T. Kerwin, Jr., all of whom are independent (as defined in the charter for the Audit Committee which is attached hereto as Appendix A), non-employee Directors of the Company. The Audit Committee is primarily concerned with the effectiveness of the Company's accounting policies and practices, its financial reporting and its internal accounting controls. Specifically, the Audit Committee reviews and approves the scope of the annual audit of the Company's books, reviews the findings and recommendations of the independent auditors at the completion of their audit, and approves annual audit fees and the selection of an auditing firm. The Audit Committee met once during fiscal 2000.

  The Board adopted and approved a charter for the Audit
Committee in May 2000, a copy of which is attached hereto as Appendix A.

Compensation Committee
  The Compensation Committee was established in February 2000, and is presently composed of Sheldon Brottman, Chairman; Delain
G. Danehey and Walter T. Kerwin, Jr. The purpose of the Committee is to review and establish the Company's compensation policies and practices, including salary and incentive compensation programs for senior executives of the Company.
While there were no meetings of the Compensation Committee during fiscal 2000, the non-employee Board members met in November 1999 to review executive compensation.

Stock Option Committee
  The Board has a Stock Option Committee which is currently comprised of non-employee Directors: Sheldon Brottman, Chairman; Delain G. Danehey and Walter T. Kerwin, Jr. The function of this committee is to oversee the administration of the Company's stock option plans. The Stock Option Committee has the power to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option, the time or times at which options shall be granted, and the terms of such options. The Stock Option Committee met twice during fiscal 2000.

Nominating Committee
  The Board of Directors does not have a standing Nominating
Committee.


Nominations for Directors

  The By-Laws of the Company establish procedures for the nomination of candidates for election to the Board of Directors. The By-Laws provide that nominations may be made by the Board of Directors or by a committee appointed by the Board of Directors. Any shareholder entitled to vote in the election of directors generally may make nominations for the election of directors to be held at an annual meeting of shareholders, provided that such shareholder has given actual written notice of his intent to make such nomination or nominations to the secretary of the Company not later than sixty days before the anniversary date of the immediately preceding annual meeting of shareholders. Each such notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings involving any two or more of the shareholders, each such nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or relating to the Company or its securities or to such nominee's service as a director if elected; (d) such other information regarding such nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if so elected.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Listed in the following table is information concerning persons known to the Company to be beneficial owners of more than five percent of the Company's outstanding Common Stock as of January
2, 2001:

                                    Amount and Nature of
          Name and Address          Beneficial Ownership   Percent
          of Beneficial Owner         of Common Stock*     of Class

          Herbert F. Imhoff              1,424,933(1)      27.35
          One Tower Lane, Suite 2100
          Oakbrook Terrace, IL 60181

*The named individual has sole voting and dispositive power over the shares listed.

(1) Includes 123,387 option shares exercisable by Mr. Imhoff within 60 days of record date.


  The following information is furnished as of January 2, 2001, to indicate the beneficial ownership of the Company's outstanding common stock by each director and each "named executive officer," as defined below, individually, and all executive officers and directors as a group:

                               Amount and Nature of
         Name of               Beneficial Ownership        Percent
         Beneficial Owner        of Common Stock*          of Class

         Herbert F. Imhoff       1,424,933(1)              27.35

         Herbert F. Imhoff, Jr.    149,349(2)               2.87

         Walter T. Kerwin, Jr.     43,767(3)                **

         Sheldon Brottman          76,082(4)                1.47

         Delain G. Danehey         42,687(3)                **

         Dennis W. Baker            5,460(5)                **

         Joseph F. Lizzadro         7,500(5)                **

         Gregory Chrisos           41,879(6)                **

         Marilyn L. White          39,797(7)                **

         Kent M. Yauch             39,947(7)                **

         All directors and      1,950,372(8)               37.54
         executive officers as
         a group (eleven persons)

* Unless noted otherwise, the named individuals have sole voting and dispositive power over the shares listed.

** Represents less than 1%.

(1) Includes 123,387 option shares exercisable by Mr. Imhoff within 60 days of record date.

(2) Includes 6,261 shares held in a custodial account for the benefit of Mr. Imhoff, Jr.'s son and 125,912 option shares exercisable by Mr. Imhoff, Jr. within 60 days of record date.

(3) Includes 39,962 option shares exercisable within 60 days of record date.

(4) Includes 74,082 option shares exercisable within 60 days of record date.

(5) Includes 5,000 option shares exercisable within 60 days of record date.

(6) Includes 40,795 option shares exercisable within 60 days of record date.

(7) Represents option shares exercisable within 60 days of record date.

(8) Includes 6,261 shares held in a custodial account for the benefit of Mr. Imhoff, Jr.'s son and 576,080 option shares exercisable by members of the group within 60 days of record date.



EXECUTIVE OFFICERS OF THE COMPANY

  All executive officers are elected annually by the Board of Directors at the first meeting of the Board held following each annual meeting of shareholders, and hold office until their successors are elected and qualified. The current executive officers of the Company are as follows:

Name and Age              Position and Other Information

HERBERT F. IMHOFF (74)    Chairman of the Board and Chief
                          Executive Officer. Mr. Imhoff is the
                          father of Herbert F. Imhoff, Jr.

HERBERT F.
 IMHOFF, JR. (51)         President and Chief Operating
                          Officer.  Mr. Imhoff, Jr. is the son
                          of Herbert F. Imhoff.

MARILYN L. WHITE (50)     Vice President.  Elected Vice
                          President in 1996; she is responsible
                          for the Company's western division;
                          before that, she served in numerous
                          management capacities, including
                          General Manager of the Company's
                          placement services division.

GREGORY CHRISOS (44)      Vice President.  Elected Vice
                          President of the Company in November,
                          1999; he is responsible for the
                          Company's eastern division, and has
                          been Vice President of Triad, the
                          Company's contract services
                          subsidiary, since 1996; before that he
                          served as branch manager of the
                          Company's Woburn, MA office since
                          1990.

KENT M. YAUCH (54)        Treasurer of the Company since
                          1991; he was also named Chief
                          Financial Officer in 1996.

NANCY C. FROHNMAIER (56)  Vice President since 1995 and
                          Corporate Secretary since 1985.



COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

  The following table sets forth certain information regarding compensation awarded, earned or paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the other four most highly-compensated executive officers. These individuals are sometimes herein referred to as the "named executive officers."

                         Summary Compensation Table

                                                  Long-Term
                                                  Compensation
                                                  Awards -
Name and                            Annual        Securities   All Other
Principal              Fiscal    Compensation     Underlying   Compen-
Position               Year    Salary     Bonus   Options      sation (1)

Herbert F. Imhoff      2000  $445,280  $ 22,264          --    $   --
Chairman and Chief     1999   404,800    40,480      23,000        --
Executive Officer      1998   368,000   162,432      18,975        --

Herbert F. Imhoff, Jr. 2000  $273,460  $ 27,346          --    $2,550
President and Chief    1999   248,600    24,860      34,500     2,400
Operating Officer      1998   226,000    87,463      18,975     2,400

Marilyn L. White       2000  $170,000  $ 25,000          --    $2,550
Vice President         1999   150,000    36,526      11,500     2,625
                       1998   130,000    27,083       9,487     2,400

Gregory Chrisos        2000  $165,000  $ 15,000          --    $2,550
Vice President         1999   150,000    68,956      11,500     2,624
                       1998   130,000    26,496       9,487     2,400

Kent M. Yauch          2000  $145,000  $ 10,000          --    $2,363
Chief Financial        1999   130,000    10,000       5,750     2,325
Officer and Treasurer  1998   115,000    25,000       5,692     2,156

(1) Amounts represent the Company's contribution to the Company's
401(k) Incentive Savings Plan.


Stock Option Exercises and Fiscal Year-End Stock Option Values

  The following table shows information with respect to each named executive officer concerning the value of unexercised options held as of September 30, 2000. No options were exercised by any officers during fiscal 2000.



            Aggregated Fiscal Year-End Option Values

                                                      Value of
                          Number of Securities        Unexercised
                          Underlying Unexercised      In-the-Money
                          Options at F/Y End          Options at F/Y End (1)
                          Exer-        Unexer-        Exer-     Unexer-
Name                      cisable      cisable        cisable   cisable

Herbert F. Imhoff         108,387          --         $    --   $    --
Herbert F. Imhoff, Jr.    100,912          --         $    --   $    --
Marilyn L. White           39,797      11,500         $ 2,379   $    --
Gregory Chrisos            40,795      11,500         $    --   $    --
Kent M. Yauch              32,447          --         $    --   $    --

(1) Represents the spread between $3.38, the closing price of the Company's Common Stock on the American Stock Exchange on
September 30, 2000, and the option price per share multiplied by the number of unexercised options.


Compensation of Directors

  During the last fiscal year, directors, who were not full-time employees of the Company, were compensated at the rate of $2,000 per month. Compensation for non-employee Executive Committee members is $1,000 per meeting; however, no Executive Committee meetings were held in fiscal 2000. Since Audit Committee, Compensation Committee and Stock Option Committee meetings are held in conjunction with regular Board meetings, Committee members receive no additional fee for serving on these Committees.


Employment Agreements

  Mr. Herbert F. Imhoff has an employment contract with the Company dated October 1, 1962, providing for exclusive continuous employment during a period of time mutually agreeable to the parties.

  Herbert F. Imhoff and Herbert F. Imhoff, Jr. each have employment security agreements with the Company which, in general, provide for payments in the amount of twice their respective annual compensation, plus continued participation in any employee benefit plan maintained by the Company in which the executive participates at the date of termination, in the event that the employment of the executive is terminated by the Company for any reason other than good cause within twenty-four months following a change of control of the Company.

  A change of control shall be deemed to take place on the occurrence of any of the following events on or after May 14, 1990, without the prior written approval of a majority of the entire Board of Directors of the Company as it exists immediately before such event:
(1) The acquisition by an entity, person or group of beneficial ownership of capital stock of the Company if after such acquisition such entity, person or group is entitled to exercise more than 30% of the outstanding voting power of all capital stock of the Company entitled to vote in elections of directors ("Voting Power");
(2) The effective time of (I) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Power of the Company immediately prior to such merger or consolidation hold less than 50% of the Voting Power of the surviving or resulting corporation, or (II) a transfer of 30% of the Voting Power, or a substantial portion of the property, of the Company other than to an entity of which the Company owns at least 50% of the Voting Power; or
(3) The election to the Board of Directors of the Company of candidates who were not recommended for election by the Board of Directors of the Company in office immediately before the election, if such candidates constitute a majority of those elected in that particular election.

  In fiscal 2000, the Company fulfilled its obligation under an agreement to provide retirement benefits to Herbert F. Imhoff by paying out a lump sum of $400,000.


REPORT ON EXECUTIVE COMPENSATION

  It is the practice for the Board's non-employee members to conduct an annual review of the Chief Executive Officer's and Chief Operating Officer's base compensation and executive performance bonus plan. These Board members propose compensation adjustments and a new bonus plan for the following year for consideration and full Board approval. The Company's Chief Executive Officer and Chief Operating Officer abstain from voting on executive compensation and bonus plan issues.

  Compensation of the officers has three primary components:
base salary, incentive compensation and stock option awards.


Base Salary

  It is believed that in 2000 the executive officers of the Company were compensated at levels comparable to their peers in other service and staffing businesses of similar size. No quantifying surveys or measurable statistics were utilized in determining executive compensation.

Incentive Compensation

  Under the 2000 Executive Bonus plan established November 1999 for the Chief Executive Officer and for the President and Chief Operating Officer, certain performance levels and profit goals for the Company were established. Under the established bonus formula for 2000, no bonuses were earned by either executive. However, the non-employee members of the Board of Directors approved and directed payment of a discretionary year-end bonus to the Chief Executive Officer, equal to 5% of his base salary for fiscal 2000, and a discretionary year-end bonus to the President and Chief Operating Officer, equal to 10% of his base salary for fiscal 2000.


Stock Option Awards

  Stock options granted by the Stock Option Committee have an exercise price equal to the fair market value of the Company's stock on the date of grant, and thus reward the recipient only if the Company's stock price appreciates above the price on the date of grant.

  In November 1999, the Stock Option Committee granted a total of 32,000 options to six employees and a resigning director, and these grants ranged from 1,000 option shares to 15,000 option shares. No options were granted to executive officers in fiscal 2000.


Compensation of the Chairman of the Board and Chief Executive Officer

  During the Company's 2000 fiscal year, Herbert F. Imhoff, Chairman of the Board and Chief Executive Officer, received an increase in base salary from $404,800 to $445,280, and was provided with a bonus plan contingent upon the Company achieving specific pretax earning levels for fiscal 2000. While the pretax earnings level for 2000 was not achieved, the non-employee Board members voted to award the Company's Chief Executive Officer a discretionary bonus equal to 5% of his base salary, or $22,264. In determining the increase in base salary compensation for the Chief Executive Officer for fiscal 2000, the non-employee Board members considered (a) annualized base pay and bonus awards for chief executive officers of comparable companies and (b) the Company's five-year revenue growth and continued profitability.

  This report on Executive Compensation is submitted by the following non-employee Directors of the Company:

                                   Sheldon Brottman
                                   Delain G. Danehey
                                   Walter T. Kerwin, Jr.


REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

  The Audit Committee has reviewed and discussed with the Company's management the audited financial statements of General Employment Enterprises, Inc. for the year ended September 30, 2000. In addition, the Audit Committee has discussed with Ernst & Young LLP, the independent auditors of the Company, with and without management present, the results of their examination of the financial statements. These discussions included the independent auditors' evaluations of the Company's internal controls, accounting policies, accounting estimates and any proposed adjustments arising from their audit of the financial statements.

  The Audit Committee has received and discussed a written communication required by Independence Standards Board Standard
No. 1 from Ernst & Young LLP regarding their independence from the Company.

  Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission.

  The Audit Committee has also discussed with representatives of Ernst & Young LLP their proposal to serve as independent auditors of the Company for the year ending September 30, 2001, and based on these discussions, the Committee recommended that the Board of Directors approve the selection of Ernst & Young LLP.

                              Audit Committee of the Board of Directors
                                   Delain G. Danehey, Committee Chair
                                   Sheldon Brottman
                                   Walter T. Kerwin, Jr.


PERFORMANCE GRAPH

  The following graph compares the cumulative total return of the Company's common stock with that of a Peer Group Index and the Russell 2000 Index. The graph assumes an investment of $100 on September 30, 1995 and that all dividends were reinvested.

  The peer group has been modified this year due to changes out of the Company's control. The Old Peer Group consisted of Alternative Resources Corporation, Acsys, Inc., Comforce
Corporation, Headway Corporate Resources, Inc., Renaissance
Worldwide, Inc., Romac International, Inc., SOS Staffing
Services, Inc. and StaffMark, Inc.

  In June 2000, Acsys, Inc. was acquired by Vedior Corporation of the Netherlands. In July 2000, StaffMark, Inc. sold its administrative staffing business and its brand name to Stephens, Inc. of Atlanta. Simultaneously, its information technology division became a separate entity specializing in e-consulting under the name Edgewater Technology.

  General Employment's New Peer Group consists of Alternative Resources Corporation, Comforce Corporation, Headway Corporate Resources, Inc., kforce, Inc. (formerly Romac International, Inc.), Renaissance Worldwide, Inc. and SOS Staffing Services, Inc.

  Renaissance Worldwide began trading its shares in June 1996.



                  Total Return to Shareholders
              (Assumes $100 Investment on 9/30/95)

                (PERFORMANCE GRAPH APPEARS HERE)

                      Total Return Analysis
                    9/30/95  9/30/96  9/30/97  9/30/98  9/30/99  9/30/00

General Employment  $100.00  $194.75  $318.49  $175.99  $146.23  $131.09
Peer Group          $100.00  $136.09  $166.18  $144.50  $ 51.06  $ 23.19
Russell 2000        $100.00  $111.32  $144.62  $118.89  $134.38  $166.11


OTHER MATTERS

Proposals of Shareholders

  In order to be considered for inclusion in the Proxy Statement for the 2002 Annual Meeting of Shareholders, any shareholder proposal to take action at that meeting must be received by the Company at its address hereinabove, on or before September 26, 2001. Any such proposal will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

  In addition, any shareholder wishing to bring business before an annual meeting must comply with certain provisions in the Company's By-Laws. The Company's By-Laws establish an advance notice procedure with regard to certain matters to be brought before an annual meeting of shareholders of the Company other than by or at the direction of the Board of Directors of the Company. Such notice generally must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Company not less than 30 days nor more than 60 days before the meeting. The shareholder must also comply with certain other provisions set forth in the Company's By-Laws relating to the bringing of business before an annual meeting. For a copy of the Company's By-Laws, which includes the provisions relating to the bringing of business before an annual meeting, an interested shareholder should contact the Secretary of the Company at One Tower Lane, Suite 2100, Oakbrook Terrace, Illinois 60181.



Independent Auditors

  Ernst & Young LLP, independent auditors, have been auditors of the Company since 1985 and have been selected by the Board of Directors of the Company to serve as independent auditors for the Company for the year ending September 30, 2001.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders to respond to appropriate questions and to make a statement if they desire to do so.


Section 16(a) Beneficial Ownership Reporting Compliance

  Directors and officers of the Company are required to report to the Securities and Exchange Commission, by a specified date, their transactions related to General Employment Enterprises, Inc. Common Stock. Based solely on review of the copies of these reports furnished to the Company and written representations that no other reports were required, the Company believes that during the 2000 fiscal year, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


Manner and Costs of Solicitation

  The cost of preparing, assembling and mailing the proxy materials and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by the use of mail, but certain officers and regular employees of the Company or its subsidiary, without additional compensation, may use their personal efforts by telephone or otherwise, to obtain proxies.


Availability of Form 10-K

  The Company will furnish upon request and without charge to each record or beneficial owner of its securities from whom it solicits proxies, a copy of its current annual report on Form 10-K including the financial statements and financial schedules thereto, filed with the Securities and Exchange Commission. Requests should be in writing and addressed to

                         Investor Relations Department
                         General Employment Enterprises, Inc.
                         Oakbrook Terrace Tower
                         One Tower Lane, Suite 2100
                         Oakbrook Terrace, Illinois 60181
                         or e-mail to invest@genp.com


Other Business

  At the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those stated above, that may be brought before the meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO
SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE
PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE, IF MAILED IN THE
UNITED STATES.

  Directions to the location of this year's Annual Meeting can be obtained by contacting the Company's Investor Relations
Department at the above addresses or by calling (630) 954-0495.

                                              By Order of the Board
                                              of Directors



                                              Nancy C. Frohnmaier
                                              Secretary





Oakbrook Terrace, Illinois




                           APPENDIX A


              GENERAL EMPLOYMENT ENTERPRISES, INC.

                     AUDIT COMMITTEE CHARTER

                Adopted by the Board of Directors
                          May 15, 2000


Organization
  This charter governs the operation of the Audit Committee of General Employment Enterprises, Inc.'s Board of Directors. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board. The Committee shall be appointed by the Chairman of the Board in accordance with the Company's by-laws, and shall be comprised of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise. It is intended that the terms of this charter comply with the rules and regulations of the American Stock Exchange.

Statement of Policy
  The Audit Committee shall provide assistance to the Board in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication with the independent auditors and management of the Company.

Responsibilities
  The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee should take the appropriate actions to set the overall corporate direction for quality financial reporting and ethical behavior.

  The following shall be the principal recurring responsibilities of the Committee. They are set forth as a guide, with the understanding that the Committee may supplement them as appropriate.

  The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company, and the Committee shall review all matters included in the written disclosures required by the Independence Standards Board delineating all relationships between the independent auditors and the Company. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors.

  The Committee shall discuss with the independent auditors the overall scope and plans for their annual audits, including the adequacy of staffing and the appropriateness of audit fees. The Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor legal and ethical compliance programs. Further, the Committee shall meet with the independent auditors, with and without management present, to discuss the results of their examinations.

  The Committee shall review any matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards in connection with their review of the Company's quarterly financial statements. The chair of the Committee may represent the entire Committee for this purpose.

  The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

  The Committee shall prepare a report to be included in the Company's annual proxy statement, as required by the rules of the Securities and Exchange Commission.



                           APPENDIX B


            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
             OF GENERAL EMPLOYMENT ENTERPRISES, INC.
     One Tower Lane, Suite 2100, Oakbrook Terrace, IL 60181

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of GENERAL EMPLOYMENT ENTERPRISES, INC. hereby appoints HERBERT F. IMHOFF and SHELDON BROTTMAN, and each of them, as the proxies (with full power of substitution) to vote all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on February 28, 2001 and any adjournment thereof. If a vote is not specified, said proxies will vote FOR election of directors.

1.   Election of Directors, Nominees:
     D. W. Baker, S. Brottman, D. G. Danehey, H. F. Imhoff,
     H. F. Imhoff, Jr., J. F. Lizzadro

                          For, except vote withheld
FOR ___   WITHHOLD ___    from the following nominee(s):____________

2. In their discretion, in the transaction of such other business as may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes with an "X" but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendation.

Please sign and date on the reverse side, and mail this proxy in the enclosed envelope as promptly as possible.


This proxy when properly executed will be voted as directed. If no direction is made, this proxy will be voted FOR the election of Directors. This proxy confers on the proxy holders the power of cumulative voting and the power to vote cumulatively for less than all of the nominees as described in the accompanying proxy statement.

  The Board of Directors recommends a vote FOR the election of Directors.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                              __________________________________

                              __________________________________
                              SIGNATURE(S)

                              DATED:_______________________, 2001
                                     (PLEASE INSERT DATE)